EXHIBIT 10.17

EXCEPTIONS TO NON-RECOURSE GUARANTY

This EXCEPTIONS TO NON-RECOURSE GUARANTY (this “Guaranty”) is entered into as of June 30, 2006, by LIGHTSTONE HOLDINGS, LLC, a Delaware corporation, having an address at 326 Third Street, Lakewood, New Jersey 08701 (“Guarantor”), for the benefit of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013, and/or any subsequent holder of the Note (“Lender”).

RECITALS

A.  SCOTSDALE MI LLC (“Scotsdale”), CARRIAGE PARK MI LLC (“Carriage Park”), MACOMB MANOR MI LLC (“Macomb Manor”), and CARRIAGE HILL MI LLC (“Carriage Hill”), each a Delaware limited liability company, having its principal place of business c/o Lightstone Holdings LLC, 326 Third Street, Lakewood, New Jersey 08701 (hereinafter collectively referred to as the “Borrower”; references herein to the Borrower unless otherwise specifically stated, shall also mean and refer to each and every one of Scotsdale, Carriage Park, Macomb Manor and Carriage Hill, jointly and severally), has requested that Lender make a loan to Borrower in the amount of $52,000,000.00 (the “Loan”). The Loan will be evidenced by that certain Promissory Note, dated of the date of this Guaranty, made by Borrower to Lender (the “Note”), and a Loan and Security Agreement by and between Borrower and Lender (the “Loan Agreement”). The Loan will be evidenced by a Promissory Note from Borrower to Lender dated as of the date of this Guaranty (the “Note”) and a Loan and Security Agreement by and between Borrower and Lender (the “Loan Agreement”). The Note will be secured by, among other things, those certain Mortgages dated the same date as the Note (collectively, the “Instrument”), encumbering certain real properties and improvements described in each Instrument (collectively, the “Property”). As used herein, the term “Loan Documents” shall mean the Note, the Loan Agreement, the Instrument, and any other documents or instruments given by Borrower or others and accepted by Lender for the purposes of evidencing, securing, or guaranteeing the Loan. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

B.  As a condition to making the Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

C.  Guarantor will derive substantial benefits from Lender’s making the Loan to Borrower.

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof, Guarantor agrees as follows:

1.  As used herein, “Indebtedness” shall mean all obligations evidenced by the Note and secured by the Instrument or the other Loan Documents.

2.  Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, and the full and prompt performance when due, of all of the following:

(a)  All amounts which are stated to be obligations of Guarantor under the terms of Article XII of the Loan Agreement; and

(b)  All costs and expenses, including reasonable fees and out of pocket expenses of attorneys and expert witnesses, incurred by Lender in enforcing its rights under this Guaranty.

For purposes of determining Guarantor’s liability under this Guaranty, all payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Instrument shall be applied first to the portion of the Indebtedness for which neither Borrower nor Guarantor has personal liability.

Guarantor hereby promises to pay and perform, as and when due (whether by acceleration, at maturity, or otherwise) and at all times thereafter, each and all of the items and obligations which are stated to be guaranteed hereunder but which are obligations for which Guarantor is primarily liable or are not obligations of others. Guarantor hereby agrees that any such sums shall accrue interest at the Default Rate until paid if not paid as and when due and that such sums, together with any accrued interest thereon, shall become part of Guarantor’s obligations hereunder.

3.  The obligations of Guarantor under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, any release of record of the Instrument and any repayment or discharge of the Indebtedness and will not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the obligations of Guarantor under this Guaranty.

4.  Guarantor’s obligations under this Guaranty constitute an unconditional guaranty of payment and not merely a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective after any attempted revocation by Guarantor.

5.  The obligations of Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor shall be liable even if Borrower had no liability at the time of execution of the Loan Documents, or thereafter ceases to be liable. Guarantor hereby agrees that Guarantor’s liability may be larger in amount and more burdensome than that of Borrower. Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note, the Loan Agreement, this Guaranty, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness. Guarantor also waives, to the fullest extent permitted by law, all rights to require Lender to (a) proceed against Borrower or any other guarantor of Borrower’s payment or performance with respect to the Indebtedness (an “Other Guarantor”), (b) if Borrower or any Other Guarantor is a partnership, proceed against any general partner of Borrower or the Other Guarantor, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, (d) pursue any other remedy it may now or hereafter have against Borrower (or, if Borrower is a partnership, any general partner of Borrower) or (e) resort to any other means of obtaining payment of Guarantor’s obligations under this Guaranty.

6.  Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Loan Agreement and the Instrument (such as a nonjudicial foreclosure sale) may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a judicial or nonjudicial foreclosure. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under any applicable law which, if Guarantor had not given this waiver, (i) would otherwise limit Guarantor’s liability after a foreclosure sale to the difference between the obligations of Guarantor under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale, (ii) would otherwise limit Lender’s right to recover a deficiency judgment after a foreclosure sale, and (iii) would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency. Notwithstanding any foreclosure of the lien of the Instrument, whether by the exercise of the power of sale contained in the Instrument, by an action for judicial foreclosure or by Lender’s acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. Guarantor waives all rights and defenses that Guarantor may have because Borrower’s obligations are secured by real property. This means, among other things:

(a)  Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or others; and

(b)  If Lender forecloses on any real property collateral pledged by Borrower or others: (i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because Borrower’s obligations are secured by real property.

7.  Guarantor also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Indebtedness) destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Borrower for reimbursement, or both.

8.  Guarantor shall have no right to assert or exercise, or attempt to assert or exercise, and hereby waives any right to assert or attempt to assert any claim for, subrogation, reimbursement, indemnification, and contribution against Borrower and against any general partner, member or other constituent of Borrower, and against any other person or any collateral or security for the Indebtedness, until the Indebtedness has been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code (the “Code”).

9.  It is the intention of the parties that Guarantor shall not be deemed a “creditor” or “creditors” (as defined in Section 101 of the Code) of Borrower, or any Other Guarantor, by reason of the existence of this Guaranty, in the event that Borrower or any Other Guarantor becomes a debtor in any proceeding under the Code, and in connection herewith, Guarantor hereby waives any such right as a “creditor” under the Code. After the Indebtedness has been satisfied in full, this waiver shall be deemed terminated.

10.  At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor hereunder, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Loan Agreement, the Instrument or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note, the Loan Agreement, the Instrument, or any other Loan Document; (d) the Note, the Loan Agreement, the Instrument, or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including, but not limited to, an increase in the principal amount; and (e) any security or guaranty for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

11.  If more than one person executes this Guaranty, the obligations of those persons under this Guaranty shall be joint and several. Lender, in its sole and absolute discretion, may (a) bring suit against Guarantor, or any one or more of the persons constituting Guarantor, and any Other Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the persons constituting Guarantor for such consideration as Lender may deem proper; (c) release one or more of the persons constituting Guarantor, or any Other Guarantor, from liability; and (d) otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Guarantor with respect to any Other Guarantor.

12.  Any indebtedness of Borrower held by any Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by such Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

13.  If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

14.  Guarantor shall from time to time, upon request by Lender, deliver to Lender such financial statements as Lender may reasonably require.

15.  Guarantor represents and warrants to Lender as follows:

(a)  Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty.

(b)  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c)  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d)  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(e)  All representations and warranties made by Guarantor herein shall survive the execution hereof.

(f)  Guarantor has examined all of the Loan Documents.

(g)  Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as Guarantor knows, threatened before any court or administrative agency which, if decided adversely to Guarantor, would materially adversely affect the financial condition of Guarantor or the authority of Guarantor to enter into, or the validity or enforceability of, this Guaranty.

(h)  Guarantor has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes.

(i)  This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the valid and binding obligation of Guarantor, and is enforceable against Guarantor in accordance with its terms. No approval, consent, order or authorization of any governmental authority and no designation, registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Guaranty by Guarantor. Guarantor has no defense or offset to the enforcement of this Guaranty. The execution and delivery of this Guaranty will not violate or contravene in any way the articles of incorporation or bylaws or partnership agreement, articles of organization or operating agreement, as the case may be, of Guarantor or any indenture, agreement or instrument to which Guarantor is a party or by which it or its property may be bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor, except as contemplated by the provisions of the Loan Documents, and no action or approval with respect thereto by any third person is required.

16.  Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term “Lender” shall include, in addition to Lender, any lawful owner, holder or pledgee of the Note.

17.  This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Guarantor acknowledges that it has received copies of the Note, the Loan Agreement, the Instrument and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

18.  Lender may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Instrument and the Loan Documents, or any part thereof, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). In connection with any of the foregoing, promptly following request from Lender, Guarantor shall furnish and certify as true and complete, such information concerning Guarantor as Lender may reasonably request. Without limitation, Guarantor agrees that it will be reasonable to request (and Guarantor shall furnish) resumes, financial statements, tax returns, key principal questionnaires, and credit reports. Guarantor authorizes Lender to forward the same to any purchaser, transferee, assignee, servicer, participant, investor in such Securities or any rating agency rating such Securities (singularly, an “Investor,” and collectively, the “Investors”) and each prospective Investor.

19.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

20.  Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the day such notice is tendered to a nationally recognized overnight delivery service or on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, in either instance, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

Guarantor:

Lightstone Holdings LLC
326 Third Street
Lakewood, New Jersey 08701
Attention: David Lichtenstein

With a copy to:

Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
Attention: Sheldon Chanales, Esq.

Lender:

Citigroup Global Markets Realty Corp.
388 Greenwich Street, 19th Floor
New York, New York 10013
Attn: Mortgage Loan Department

21.  Guarantor agrees that this Guaranty and the obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (“State of Jurisdiction”) and any applicable laws of the United States of America. The state and federal courts and authorities with jurisdiction in the State of Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty. Guarantor irrevocably consents to service, jurisdiction, and venue of such courts for any litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

22.  GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY, WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

LIGHTSTONE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ David Lichtenstein